                                                                Exhibit 10(m)(1)




                   AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT



                  AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT (this "AMENDMENT") dated as of February 28, 2002, among Ferro Finance Corporation (the "SELLER"), Corporate Asset Funding Company, Inc. (the "INVESTOR"), as assignee of CIESCO L.P. pursuant to the Assignment and Acceptance Agreement referred to in Section 2 below, Ferro Electronic Materials, Inc., as an originator, Ferro Corporation, as an originator (together with Ferro Electronic Materials, Inc., the "ORIGINATORS") and as collection agent, and Citicorp North America, Inc., as Agent (in such capacity, the "Agent").

                  PRELIMINARY STATEMENTS.

                  (1) Ferro Corporation, as an Originator and as Collection Agent, Ferro Electronic Materials, Inc., as an Originator, the Seller, CIESCO L.P. and the Agent entered into a Receivables Purchase Agreement dated as of September 28, 2000, as amended by that certain letter amendment dated as of July 31, 2001 (the "AGREEMENT"). Terms not defined herein are used as defined in the Agreement.

                  (2) The parties desire to amend certain provisions of the Agreement.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  SECTION 1. AMENDMENTS TO AGREEMENT. Upon effectiveness of this Amendment, the Agreement is hereby amended as follows:

                  (a) The following new definitions are added to Section 1.01, in proper alphabetical order:

         "ALLOCATION PERCENTAGE" means, at any time, the sum of the Receivable Interest percentages at such time, based on the information in the most recent Daily Report.

         "AMORTIZATION PERIOD" means the period commencing on the day following the last day of the Revolving Period and ending on the later of the Facility Termination Date and the date on which no Capital of or Yield on any Receivable Interest shall be outstanding and all other amounts owed by the Seller to the Investor, the Agent and the Collection Agent shall be paid in full.

         "CASH COLLATERAL ACCOUNT" has the meaning specified in Section 6.08.

         "CASH COLLATERAL AGREEMENT" has the meaning specified in Section 6.08.

         "CASH COLLATERAL BANK" has the meaning specified in Section 6.08.

         "CURE PERIOD" means the period beginning on and including a Pool Non-compliance Date and ending on but excluding the earlier of (a) the first date thereafter on which the Net Receivables Pool Balance equals or exceeds the Required Net Receivables Pool Balance and (b) the fifth consecutive Business Day following the occurrence of such Pool Non-compliance Date.

         "DAILY REPORT" means a report, in form and substance satisfactory to the Agent, containing such information as the Agent may reasonably request from time to time, furnished by the Collection Agent to the Agent pursuant to Section 6.02(h).

         "DEPOSIT DATE" means each day on which any Collections are deposited in any of the Lock-Box Accounts or on which the Collection Agent shall receive Collections of Receivables.

         "MONTHLY REPORT" means a report in substantially the form of Annex A hereto and containing such additional information as the Agent may reasonably request from time to time, furnished by the Collection Agent to the Agent pursuant to Section 6.02(g).

         "NON-INVESTMENT GRADE EVENT" means any of the long-term public senior unsecured non-credit-enhanced debt securities of Ferro Corporation are rated below BBB- by S&P or Baa3 by Moody's, or if Ferro Corporation does not have long-term public senior unsecured non-credit-enhanced debt ratings from both S&P and Moody's, Ferro Corporation is judged by the Agent, in its sole discretion, to be of credit quality below (with respect to each missing rating) BBB- by S&P or Baa3 by Moody's.

         "POOL NON-COMPLIANCE DATE" means any day on which the Net Receivables Pool Balance as shown in the most recent Monthly Report or Daily Report is less than the Required Net Receivables Pool Balance.

         "PURCHASER COLLECTIONS" means, as of any Deposit Date, that portion of the Collections deposited to the Lock-Box Accounts on such date or received by the Collection Agent on such date equal to the product of
         (i) the Allocation Percentage on such date times (ii) the aggregate amount of such Collections.

         "REQUIRED NET RECEIVABLES POOL BALANCE" means, as of any day, the sum of (i) the aggregate Reserves for all Receivable Interests calculated as of such day plus (ii) the aggregate outstanding Capital for all Receivable Interests as of such day. For purposes of such calculation, Capital shall be reduced by the aggregate amount of funds then held in the Cash Collateral Account, and (to the extent applicable) the Reserves shall be computed on such reduced Capital.

         "RESERVES" means, with respect to any Receivable Interest as of any day, the sum of the Yield and Fee Reserve, the Loss Reserve and the Dilution Reserve for such Receivable Interest as of such day.

         "REVOLVING PERIOD" means the period beginning on the date of the initial purchase hereunder and terminating at the close of business on the Business Day immediately preceding the date on which the Termination Date shall have occurred for all Receivable Interests.

         "SELLER COLLECTIONS" means, as of any Deposit Date, that portion of the Collections deposited to the Lock-Box Accounts on such date or received by the Collection Agent on such date equal to the product of (i) 100% minus the Allocation Percentage on such date times (ii) the aggregate amount of such Collections.

                  (b) The definition of "Agent's Account" in Section 1.01 is amended by replacing the words "number 3885-8248" where they appear in the second line thereof with the words "number 4063-6695."

                  (c) The definition of "Assignee Rate" in Section 1.01 is amended by replacing the words "equal to 1.0% per annum" where they appear in the second line thereof with the words "equal to 1.50% per annum."

                  (d) The definition of "Dilution Percentage" is amended by replacing the term "Default Ratio" where it appears in clause (I)(y) thereof with the term "Dilution Ratio."

                  (e) The definition of "Seller Report" in Section 1.01 is amended in its entirety to read as follows:

         "SELLER REPORT" means a Monthly Report or a Daily Report.

                  (f) The definition of "Special Event" in Section 1.01 is amended by inserting the word "non-credit-enhanced" immediately after the words "public senior unsecured" in the two places where they appear therein.

                  (g) The definition of "Transaction Document" in Section 1.01 is amended in its entirety to read as follows:

         "TRANSACTION DOCUMENT" means any of this Agreement, the Originator Purchase Agreement, the Lock-Box Agreements, the Cash Collateral Agreement, the Fee Agreement and all other agreements and documents delivered and/or related hereto or thereto.

                  (h) Section 2.04(b) is amended by inserting the words "So long as a Non-Investment Grade Event shall not have occurred," immediately prior to the words "The Collection Agent shall, on each day" appearing at the beginning of such section and the upper case letter "T" at the beginning of such section is amended to be a lower case "t."

                  (i) Section 2.04(c) is amended in its entirety to read as follows:

         (c) If a Non-Investment Grade Event shall have occurred and be continuing, the Collection Agent shall comply with the following:

                      (i) If the Collection Agent shall fail to deliver the Daily Report on any Deposit Date during the Revolving Period, the Collection Agent shall not be permitted to withdraw any amounts from the Lock-Box Accounts on such date or any date thereafter unless and until the Collection Agent shall be in compliance with Section 6.02(h) (but subject to the right of the Agent to prohibit withdrawals by the Collection Agent from the Lock-Box Accounts in accordance with the Lock-Box Agreements);

                      (ii) On the first Business Day following each Deposit Date during the Revolving Period, following delivery of the Daily Report to the Agent, if the Daily Report for such date shows that no Cure Period shall have occurred and be continuing, the Collection Agent shall, in the following order:

                           (A) based on the Allocation Percentage on such day, determine the amount of Purchaser Collections and Seller Collections;

                           (B) withdraw from the Lock-Box Accounts and from Collections of Pool Receivables which the Collection Agent received on such Deposit Date and set aside on its books and hold in trust (and, at the request of the Agent, segregate) for the Investors that hold Receivable Interests, out of Purchaser Collections, an amount equal to the Yield, Fees, and Collection Agent Fee accrued through such day for the Receivable Interests and not previously set aside;

                           (C) withdraw from the Lock-Box Accounts and from Collections of Pool Receivables which the Collection Agent received on such Deposit Date and release to the Seller the remainder of Purchaser Collections, in each instance to the extent representing a return of Capital, to be reinvested with the Seller in Receivable Interests; PROVIDED that, if immediately following any such reinvestment such Deposit Date would be a Pool Non-compliance Date, the Collection Agent shall retain all such remaining Collections in (or, to the extent the Collection Agent has received any such Collections, redeposit such Collections into) the Lock-Box Accounts (and deposit the other such remaining Collections received by it into the Lock-Box Accounts) to be applied pursuant to Section 2.04(c)(iii)(C); and

                           (D)  remit the Seller Collections to the Seller.

                      (iii) On the first Business Day following each Deposit Date during the Revolving Period, following delivery of the Daily Report to the Agent, if the Daily Report for such date shows that a Cure Period shall have occurred and be continuing, the Collection Agent shall, in the following order:

                           (A) based on the Allocation Percentage on such day, determine the amount of Purchaser Collections and Seller Collections;

                           (B) withdraw from the Lock-Box Accounts and from Collections of Pool Receivables which the Collection Agent received on such Deposit Date and set aside on its books and hold in trust (and, at the request of the Agent, segregate) for the Investors that hold the Receivable Interests, out of Purchaser Collections, an amount equal to the Yield, Fees, and Collection Agent Fee accrued through such day for the Receivable Interests and not previously set aside;

                           (C) remit to the Cash Collateral Account from the Lock-Box Accounts and from Collections of Pool Receivables which the Collection Agent received on such Deposit Date an amount equal to the lesser of (x) the sum of the remaining Collections in the Lock-Box Accounts (and Collections received by the Collection Agent from the Lock-Box Accounts on such Deposit Date) and the remaining Collections of Pool Receivables received by it on such Deposit Date and (y) an amount equal to the excess of the Required Net Receivables Pool Balance over the Net Receivables Pool Balance;

                           (D) withdraw from the Lock-Box Accounts and from Collections of Pool Receivables which the Collection Agent received on such Deposit Date and release to the Seller the remainder of Purchaser Collections, in each instance to the extent representing a return of Capital, to be reinvested with the Seller in Receivable Interests (for purposes of determining the remainder of Purchaser Collections, any Collections which have previously been applied pursuant to Section 2.04(c)(iii)(C) shall be deemed to be first Seller Collections and then Purchaser Collections); and

                           (E)  remit the Seller Collections to the Seller.

                      (iv) On the first Business Day following each Deposit Date during the Amortization Period, the Collection Agent shall, by no later than 11:00 A.M. (New York City time), remit to the Agent's Account all Collections in the Lock-Box Accounts and all

Collections of Pool Receivables which the Collection Agent received on such Deposit Date.

                  (j) Section 2.04(e) is relettered as Section 2.04(f) and all cross-references to Section 2.04(e) in the Transaction Documents shall be deemed to refer to Section 2.04(f).

                  (k) Section 2.04(d) is relettered as Section 2.04(e), all cross-references to Section 2.04(d) in the Transaction Documents shall be deemed to refer to Section 2.04(e), and clause (i) of such Section is amended in its entirety to read as follows:

         (i) if such distribution occurs on a day that is not a Liquidation Day, first to the Investors that hold the relevant Receivable Interest and to the Agent in payment in full of all accrued Yield and Fees; PROVIDED, that if such distribution related to Collections remitted from the Cash Collateral Account, such distribution shall be paid to the Investors that hold the Receivable Interest in respect thereof, in reduction of Capital.

                  (l) A new Section 2.04(d) is inserted lo read as follows:

         (d) The Collection Agent shall deposit into the Agent's Account, on the Settlement Date for each Receivable Interest, Collections held for the Investors that relate to such Receivable Interest pursuant to Sections 2.04(b), 2.04(c)(ii)(B) or 2.04(c)(iii)(B). The Collection Agent shall pay to itself on each Settlement Date which is not a Liquidation Day Collections set aside with respect to each Receivable Interest on account of accrued Collection Agent Fee. On any Business Day on which funds are on deposit in the Cash Collateral Account, the Collection Agent (i) shall, upon written notice from the Agent, and may (if the funds in the Cash Collateral Account exceed $10,000,000), upon written notice to the Agent, remit such funds from the Cash Collateral Account to the Agent's Account or (ii) may, following delivery of the Daily Report to the Agent, withdraw from the Cash Collateral Account and remit to the Seller all or a portion of the funds in the Cash Collateral Account; PROVIDED, that such Daily Report shall state that, after taking account of the proposed withdrawal, the Net Receivables Pool Balance on such day will be equal to or greater than the Required Net Receivables Pool Balance, and such Daily Report shall set forth the calculation supporting such statement.

                  (m) Section 2.06(a) is amended in its entirety to read as follows:

         (a) All amounts to be paid or deposited by the Seller or the Collection Agent hereunder shall be paid or deposited no later than 11:00 A.M. (New York City time) on the day when due in same day funds to the Agent's Account; PROVIDED, that all amounts to be deposited into the Cash Collateral Account shall be deposited no later than 11:00 A.M. (New York City time) on the date when due, and in any event such amounts shall be deposited into the Cash Collateral Account prior to any withdrawal from a Lock-Box Account (other than to directly fund a deposit into the Cash Collateral Account).

                  (n) Clause (C) of Section 2.10 is relettered as clause (D), and a new clause (C) is added which shall read as follows:

         (C) the Lock-Box Accounts and the Cash Collateral Account and

             (o) Clauses (a) and (b) of Section 3.02 are amended in their entirety to read as follows:

         (a) in the case of each purchase, the Collection Agent shall have delivered to the Agent at least one Business Day prior to such purchase (in the case of a Monthly Report) and on the same day of (but prior to) such purchase (in the case of a Daily Report) a completed Monthly Report or, if required by Section 6.02(h), a completed Daily Report, containing information covering the most recently ended reporting period for which information is required pursuant to Sections 6.02(g) or 6.02(h), as the case may be, and demonstrating that after giving effect to such purchase no Pool Non-Compliance Date, Event of Termination or Incipient Event of Termination under Section 7.01(i) would occur, (b) in the case of each reinvestment, the Collection Agent shall have delivered to the Agent on or prior to the date of such reinvestment a completed Monthly Report or, if required by Section 6.02(h), a completed Daily Report, containing information covering the most recently ended reporting period for which information is required pursuant to Section 6.02(g) or Section 6.02(h), as the case may be,

             (p) Each of the following Sections is amended by replacing the term "Special Event" with the term "Non-Investment Grade Event": Section 5.01(i),
Section 6.02(d), Section 6.03(b) and Section 6.05(iii).

             (q) Section 6.02(c) is amended by deleting the term "Special Event" in the first line thereof.

             (r) A new Section 6.02(h) is added to the Agreement, reading in its entirety as follows:

         (h) If a Non-Investment Grade Event shall have occurred and be continuing, by no later than 11:00 A.M. (New York City time) on each Business Day, the Collection Agent shall prepare and forward to the Agent a Daily Report which shall contain information relating to the Receivables current as of the close of business on the immediately prior Business Day.

             (s) A new Section 6.08 is added to Article VI, reading in its entirety as follows:

             Section 6.08. CASH COLLATERAL ACCOUNT. On or prior to the earlier of (a) March 29, 2002 or (b) two Business Days after the occurrence of a Non-Investment Grade Event, the Collection Agent shall establish and thereafter shall maintain or cause to be maintained in the name of the Seller, for the benefit of the Investors and under the sole dominion and control of the Agent, with a financial institution acceptable to the Agent a segregated interest bearing deposit account (the "CASH COLLATERAL ACCOUNT," and such financial institution holding such account a "CASH COLLATERAL BANK"). Such Cash Collateral Account shall be subject to a Cash Collateral Agreement in form and substance satisfactory to the

         Agent, the Seller, the Collection Agent and the Cash Collateral Bank (the "CASH COLLATERAL AGREEMENT").

             (t) Section 7.01(a) is amended in its entirety to read as follows:

         (a) The Collection Agent (if Ferro Corporation or any of its Affiliates) (i) shall fail to perform or observe any term, covenant or agreement under this Agreement (other than as referred to in clauses
         (ii), (iii) or (iv) of this subsection (a)) and such failure shall remain unremedied for five Business Days, or (ii) shall fail to make when due any payment or deposit to be made by it under this Agreement, or (iii) shall fail to deliver any Monthly Report when due pursuant to
         Section 6.02(g) and such failure shall remain unremedied for three Business Days, or (iv) shall fail to deliver any Daily Report when due pursuant to Section 6.02(h) and such failure shall remain unremedied for more than one Business Day, or shall fail to deliver when due more than two Daily Reports in any calendar week; or

             (u) Section 7.01(i) is amended in its entirety to read as follows:

         (i) (A) Prior to the occurrence of a Non-Investment Grade Event, the sum of the Receivable Interests shall on any Business Day be greater than 100%, or (B) after the occurrence and during the continuation of a Non-Investment Grade Event, the Net Receivables Pool Balance shall be less than 100% of the Required Net Receivables Pool Balance as of the close of business on any Business Day and the Net Receivables Pool Balance shall remain less than 100% of the Required Net Receivables Pool Balance for a period of four consecutive Business Days after the delivery of the Daily Report for such Business Day; or

             (v) Section 7.01(l) is amended by inserting the words "non-credit-enhanced" immediately after the words "public senior unsecured" in the two places where they appear therein, by replacing the rating "BBB-" in the two places it appears therein with the rating "BB" and by replacing the rating "Baa3" in the two places it appears therein with the rating "Ba2."

             (w) Each reference to "Seller Report" in each of the following provisions of the Agreement is replaced with the term "Monthly Report": the description of the Annexes in the Table of Contents, the definition of Average Maturity in Section 1.01, and Section 6.02(g).

             SECTION 2. EFFECTIVENESS. This Amendment shall become effective at such time that: (i) executed counterparts of this Amendment have been delivered by each party hereto to the other party hereto, (ii) an Amendment to Purchase and Contribution Agreement, dated as of the date hereof, between the Originators and the Seller, in form and substance satisfactory to the Agent, shall have become effective, (iii) the Assignment and Acceptance Agreement, dated as of the date hereof, pursuant to which CIESCO L.P. assigns to Corporate Asset Funding Company, Inc. all of its outstanding interest in the Agreement, shall have become effective, (iv) an executed amended Fee Agreement, dated as of the date hereof, between the Agent and the Seller (the "AMENDED FEE AGREEMENT"), in form and substance satisfactory to the Agent, shall have been delivered by the Seller to the Agent, (v) payment of the structuring fee pursuant to the Amended Fee Agreement by the Seller to the Agent shall have been received by the Agent, and
(vi) payment
by the Seller shall have been received by the Agent or Kaye Scholer LLP for all of the outstanding counsel fees and expenses of the Agent incurred and invoiced through the date of this Amendment.

             SECTION 3. CONDITIONS SUBSEQUENT. The Seller agrees that (i) failure to deliver any Daily Report when due following the occurrence of a Non-Investment Grade Event, or (ii) failure to establish the Cash Collateral Account, in form and substance satisfactory to the Agent, on or prior to the earlier of (a) March 29, 2002 and (b) two Business Days after the occurrence of a Non-Investment Grade Event, or (iii) failure to deliver an audit report pursuant to Section 6.06(a)(i), in form and substance satisfactory to the Agent, on or prior to March 29, 2002, shall cause the "Liquidity Fee" and the "Program Fee" (each as defined in the Amended Fee Agreement) to increase to "Level IV" (as set forth on Annex A to the Amended Fee Agreement), for such period that any such failure shall continue.

             SECTION 4. ACKNOWLEDGMENT OF ASSIGNMENT. The Seller and the Agent hereby acknowledge that each of them has been notified that CIESCO L.P. is concurrently assigning all of its rights and obligations under the Agreement to Corporate Asset Funding Company, Inc. in accordance with the terms and conditions of Section 10.03(a) of the Agreement.

             SECTION 5. REPRESENTATIONS AND WARRANTIES. Each of the Seller and the Collection Agent makes each of the representations and warranties contained in Sections 4.01 and 4.02, respectively, of the Agreement (after giving effect to this Amendment), and for the purpose of making such representations and warranties, (i) each reference in Section 4.01 to "the Transaction Documents" shall include this Amendment, (ii) each reference in Section 4.02 to "this Agreement" shall be deemed to be a reference to both the Agreement and this Amendment, (iii) the references in Sections 4.01(e) and 4.02(e) to the Seller's and the Collection Agent's balance sheets and related financial statements shall be deemed to refer to the Seller's and the Collection Agent's balance sheets and related financial statements for the quarter ended September 30, 2001 and (iv) the bring-down on no material adverse change in Sections 4.01(e) and 4.02(e) shall in each case run from September 30, 2001.

             SECTION 6. CONFIRMATION OF AGREEMENT. Each reference in the Agreement to "this Agreement" or "the Agreement" shall mean the Agreement as amended by this Amendment, and as hereafter amended or restated. Except as herein expressly amended, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

             SECTION 7. COSTS AND EXPENSES. The Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration of this Amendment and any other documents to be delivered hereunder including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Investors with respect thereto and with respect to advising the Agent and the Investors as to the rights and remedies of each under this Amendment, and all reasonable costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Amendment and any other documents to be delivered hereunder.

             SECTION 8. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

             SECTION 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF).

                  IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written,

                  ORIGINATOR AND        FERRO CORPORATION
                  COLLECTION AGENT:


                                        By:  /s/ D. Thomas George
                                            -----------------------------------
                                                 Name:  D. Thomas George
                                                 Title:  Treasurer

                  ORIGINATOR:           FERRO ELECTRONIC MATERIALS, INC.



                                        By:  /s/ David G. Campiano
                                             ----------------------------------
                                                 Name:  David G. Campiano
                                                 Title: Vice President

                  SELLER:               FERRO FINANCE CORPORATION



                                        By:  /s/ D. Thomas George
                                             ----------------------------------
                                                 Name:  D. Thomas George
                                                 Title:  Treasurer

                  INVESTOR:             CORPORATE ASSET FUNDING COMPANY, INC.

                                        By:      Citicorp North America,
                                                     Inc., as Attorney-in-Fact



                                        By:  /s/ Marc B. Adelman
                                             ----------------------------------
                                                 Name:  Marc B. Adelman
                                                 Title:  Vice President

                  AGENT:                CITICORP NORTH AMERICA, INC., as Agent


                                        By:  /s/ Marc B. Adelman
                                             ----------------------------------
                                                 Name:  Marc B. Adelman
                                                 Title:  Vice President